UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2005

SIRVA, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31902 (Commission File Number)	52-2070058 (IRS Employer Identification No.)

700 Oakmont Lane Westmont, Illinois (Address of principal executive offices)		60559 (Zip Code)

(Registrant’s telephone number, including area code):  (630) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Departure of Director

On January 18, 2005, Dame Pauline Neville-Jones resigned from the Board of Directors of SIRVA, Inc. (“SIRVA”).  Dame Pauline was a Class II Director whose term would have otherwise expired in 2005.  The resignation was not related to any disagreement between Dame Pauline and SIRVA on any matter relating to SIRVA’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRVA, INC.

Date: January 19, 2005	By:	/s/ RALPH A. FORD
	Name: Title:	Ralph A. Ford Senior Vice President, General Counsel and Secretary